Exhibit 99.2

iSpecimen Achieves Rapid Procurement Milestone for Influenza Research

Lexington, MA — February 6, 2026 — iSpecimen Inc. (NASDAQ: ISPC), a leading provider of human biospecimens for research, is proud to announce recent milestones that demonstrate the strength, responsiveness, and reliability of its site network.

Over the past several months, iSpecimen has been actively supporting customer research by sourcing high-quality respiratory samples, with a particular focus on influenza. Most recently, iSpecimen successfully collected 500 influenza swab samples in just a few weeks to support a customer research project—demonstrating its ability to respond quickly to time-sensitive research needs. The rapid turnaround and quality of the specimens have led to continued engagement with the customer in future respiratory sampling needs.

In addition to respiratory specimens, iSpecimen continues to consistently maintain supply of cerebrospinal fluid (CSF) to support ongoing customer studies. The company is also experiencing increased interest from clients seeking support across a broader range of specimen types, including FFPE and fresh frozen (FF) tissue, reflecting growing demand for reliable and diverse biospecimen sourcing.

Customer feedback continues to reinforce iSpecimen’s commitment to quality and transparency. One recent customer shared:

“We were very excited upon receiving the urine specimens from iSpecimen and have begun to review all the information we received about the 20 samples. I must say that we are very impressed with their quality, and their extensive documentation.”

The customer also indicated their intent to mention iSpecimen as the sample source in public discussions and publications, underscoring confidence in both specimen quality and accompanying documentation.

These accomplishments highlight iSpecimen’s ongoing commitment to providing timely access to well-documented biospecimens that support critical research and scientific advancement.

About iSpecimen Inc.

iSpecimen Inc. (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

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For further information, please contact:

info@ispecimen.com